Exhibit 99.1

eMagin Expects Second Quarter 2011 Revenue of Approximately $7.4 Million; Updates 2011 Guidance

BELLEVUE, Wash., Jul 20, 2011 (BUSINESS WIRE) -- eMagin Corporation (NYSE Amex: EMAN), the leader in the development, design and manufacture of Active Matrix OLED microdisplays for high resolution imaging products, announced today that revenue for the second quarter of fiscal 2011 will be approximately $7.4 million.

Although the gap between actual production and planned production narrowed during the second quarter, the Company's production output still did not meet targeted levels.

eMagin's base business and demand for microdisplays remain strong. The Company continues to take the necessary steps to increase production output, including adding extra shifts, preventive maintenance and installing additional equipment; a new seal machine is planned to come on-line this year. Management is confident that production should show improvement in the second half of the year. In addition, capacity and yields are projected to improve further in 2012 as the Company brings its next generation OLED deposition machine on-line.

Due to the lower than planned production output coupled with the delay into 2012 of two military programs totaling approximately $6.0 million in revenue, eMagin is now projecting revenue between $29.0 million and $33.0 million for fiscal 2011.

Conference Call Information
Management will host a conference call and webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss today's announcement. To access the call, U.S. callers should dial 1-877-317-6789 and international callers should dial 1-412-317-6789; let the operator know that you would like to join the eMagin Corp. Company Update call. Alternatively, you can listen to the webcast of the call via eMagin's website at http://www.emagin.com. A replay of the call will be available for one week. To access the replay, U.S. callers should dial 1-877-344-7529 and international callers should dial 1-412-317-0088. The replay passcode is 10002501. The call will also be available as an archived audio webcast on the "Investors" page of eMagin's website, http://www.emagin.com, for one week following the call.

About eMagin Corporation
A leader in OLED microdisplay technology and personal display systems, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The Company's own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. More information about eMagin is available at http://www.emagin.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

SOURCE: eMagin Corporation
eMagin Corporation
Investors:
Paul Campbell, 425-284-5220
pcampbell@emagin.com